Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Dipexium Pharmaceuticals, Inc.’s Registration Statements on Form S-3 (No. 333-204830) and Form S-8 (No. 333-196824 and 333-212421) of our report dated January 17, 2017 relating to the consolidated financial statements of PLx Pharma, Inc. as of December 31, 2016 and 2015 and the years then ended included in this Current Report on Form 8-K.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

April 19, 2017